UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 6, 2006

AFG INVESTMENT TRUST C LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Delaware	0-21444	04-3157232
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1050 Waltham Street	Lexington, MA	02421
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 676-0009

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2 under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 6, 2006, AFG Investment Trust C Liquidating Trust (the “Trust”) completed the sale of its limited liability company membership interests in EFG Kirkwood LLC, EFG Palisades LLC, and C&D IT LLC (collectively, the “Interests”) pursuant to the terms of the Membership Interest Purchase Agreement (the “Purchase Agreement”), as described in Item 1.01 of the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2006, as amended. The Membership Interest Purchase Agreement is on file as Exhibit 10.1 to such Current Report. Such Current Report, together with exhibits, is incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement, as amended, and subject to the conditions and rights and obligations of the parties contained therein, the purchase price for C & D IT LLC was $1,700,000 in cash (payable equally to the Trust and AFG Investment Trust D Liquidating Trust (“Trust D”) and the total purchase price for EFG Kirkwood LLC and EFG Palisades LLC was $3,710,000 in cash (payable $2,120,000 to the Trust and $1,590,000 to Trust D) for total sale proceeds of $5,410,000 (payable $2,970,000 to the Trust and $2,440,000 to Trust D). The Membership Purchase Agreement originally allocated $2,939,462 to the Trust and $2,470,538 to Trust D for a total of $5,410,000. A re-allocation of $30,538 from Trust D to the Trust was recommended by an independent financial advisory firm engaged by the liquidating trustee of the Trust in connection with such firm’s issuance of a fairness opinion. The allocation of the purchase price set forth in the Purchase Agreement was amended, in accordance with the recommendation contained in the fairness opinion, pursuant to the terms of a First Amendment to Membership Interest Purchase Agreement, which is included in this Current Report on Form 8-K as Exhibit 10.1. In connection with the sale, Semele Group Inc., a beneficial interest holder in the Trust and provider of administrative services to the Trust, made a $4,210,000 loan to the purchaser that bears interest at 10% per annum, has a two year term, is payable in one installment at maturity, and is secured by a pledge of the Interests.

The foregoing description of the amendment of the Purchase Agreement and the closing of the purchase of the Interests is qualified in its entirety by reference to the definitive First Amendment to the Membership Interest Purchase Agreement which is included in this Current Report on Form 8-K as Exhibit 10.1 and the Membership Interest Purchase Agreement filed with the Securities and Exchange Commission as Exhibit 10.1 to a Current Report on Form 8-K filed on August 8, 2006.

Item 8.01 Other Events.

On December 6, 2006 the Trust declared a $2,946,867 cash distribution to the beneficial interest holders of the Trust on that date to be paid on or before December 19, 2006.  The cash for the distribution came from the payment to the Trust on December 6, 2006 for the sale of the Trust’s Interests described in item 2.01 above. The distribution represents approximately $1.18 per Class A beneficial interest. As all of the Trust’s assets have been sold, the liquidating trustee of the Trust anticipates that this will be the final distribution made to the beneficial interest holders.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 First Amendment to Membership Interest Purchase Agreement dated December 5, 2006 to Membership Interest Purchase Agreement by and among WestCo LLC, C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC, and AFG Investment Trust C Liquidating Trust and AFG Investment Trust D Liquidating Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFG INVESTMENT TRUST C LIQUIDATING TRUST By AFG ASIT Corporation, Manager of the Registrant by appointment of Wilmington Trust Company, Liquidating Trustee
By: /s/ Richard K Brock
Date: December 6, 2006	Richard K Brock Chief Financial Officer

Exhibit Index

10.1 First Amendment to Membership Interest Purchase Agreement dated December 5, 2006 to Membership Interest Purchase Agreement by and among WestCo LLC, and C&D IT LLC, EFG Kirkwood LLC and EFG Palisades LLC, and AFG Investment Trust C Liquidating Trust.